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                                                                   EXHIBIT 10.30
                              March 6, 2002



Mr. Kevin M. Farr
Chief Financial Officer
Mattel, Inc.
333 Continental Boulevard
El Segundo, California  90245-5012

     Re:  Amendment to Your Employment Agreement
          --------------------------------------

Dear Kevin:

          Pursuant to action taken by Mattel's Compensation/Options Committee on March 5, 2002, this letter agreement constitutes an amendment to your Amended and Restated Executive Employment Agreement (the "Employment Agreement") with Mattel.

          Each of Section 5(d)(vi) and Section 5(e)(vi) of your Employment Agreement is hereby amended and restated in its entirety as follows:

          "(vi) If the Executive is a participant in the Mattel Supplemental Executive Retirement Plan (the "SERP"), the Mattel Deferred Compensation Plan or the Mattel Retiree Medical Plan, the Executive shall be given credit for three years of service (in addition to actual service) and for three years of attained age to be added to the Executive's actual age for purposes of computing any service and age-related benefits for which the Executive is eligible under such plans. Further, notwithstanding the terms of the SERP to the contrary, with regard to computing the Executive's benefit under the SERP, the normal retirement benefit formula shall be 35% of the sum of (a) the average of the Executive's final three years of annual Base Salary (including the calendar year in which the Date of Termination occurs, on an annualized basis) and (b) the average of the greatest two out of the three most recent annual bonuses received by the Executive under the MIP or any successor annual bonus plan."

          I would appreciate it if you would sign, date and return a copy of this letter agreement to me. As such, it will constitute a written amendment to your Employment Agreement.

                              Sincerely yours,

                              MATTEL, INC.

                                    /s/ Alan Kaye
                              By:  ___________________________________
                                    Alan Kaye, Senior Vice President
                                    Human Resources

Agreed to and accepted by:

/s/ Kevin M. Farr
________________________      Dated as of March 6, 2002
Kevin M. Farr

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